UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 3, 2026
Date of Report (date of earliest event reported)
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Innventure, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42303 (Commission File Number)	93-4440048 (I.R.S. Employer Identification Number)
6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida 32827
(Address of principal executive offices and zip code)
(321) 209-6787
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On March 2, 2026, Michael Otworth and John Scott, executive officers of Innventure, Inc. (the “Company”), filed Form 4s reporting the withholding by the Company of shares of common stock to satisfy applicable tax withholding obligations arising in connection with the settlement of vested restricted stock units (“RSUs”) on February 26, 2026 (the “Settlement Date”).
The Company withheld a portion of the shares otherwise issuable upon settlement of the RSUs to satisfy required tax withholding obligations. The number of shares withheld was calculated based on the closing price of the Company’s common stock on the Settlement Date.
The withholding of shares to satisfy tax obligations reported on the Form 4s was non-discretionary and did not reflect any open market sale of shares by Mr. Otworth or Dr. Scott. The withholding transaction was approved in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is in accordance with the terms of the award agreements for the RSU awards, and is exempt from Section 16(b).
Following the vesting and settlement, Mr. Otworth continues to beneficially own 3,274,030 shares of the Company’s common stock and Dr. Scott continues to beneficially own 1,814,998 shares of the Company’s common stock, reflecting their ongoing alignment with stockholders.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: March 3, 2026	By:	/s/ David Yablunosky
	Name:	David Yablunosky
	Title:	Chief Financial Officer